UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 21, 2010

Symetra Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 108th Avenue NE, Suite 1200, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 256-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Patrick B. McCormick, senior vice president of Symetra's National Accounts and a named executive officer of Symetra will be leaving the company. Mr. McCormick's employment will terminate at the end of November 2010. Symetra expects to enter into a separation agreement with Mr. McCormick. On an interim basis, Richard LaVoice, executive vice president of Life and Retirement Sales, will assume the responsibities associated with Mr. McCormick's position.

Symetra issued a press release on October 22, 2010 announcing that Mr. McCormick will be leaving the company, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of Symetra Financial Corporation, dated October 22, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symetra Financial Corporation

October 22, 2010	By:	George C. Pagos

Name: George C. Pagos
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Symetra Financial Corporation, dated October 22, 2010.